Exhibit 4.3

MODIFICATION AGREEMENT

(Main Street Priority Loan)

This Modification Agreement (this “Agreement”) is made as of December 22, 2020, by and between EVO HOLDING COMPANY, LLC, a Delaware limited liability company, RITTER TRANSPORT, INC., a Maryland corporation, JOHN W. RITTER TRUCKING, INC., a Maryland corporation, JOHMAR LEASING COMPANY, LLC, a Maryland limited liability company, RITTER TRANSPORTATION SYSTEMS, INC., a Maryland corporation (individually and collectively, jointly, severally, and jointly and severally, “Borrower”), and COMMERCE BANK OF ARIZONA, INC., an Arizona corporation (“Bank”).

A.Reference is made to that certain Loan Agreement dated as of December 14, 2020 (the “Loan Agreement”), pursuant to which Bank intends to provide a loan to Borrower (the “Loan”) which is to be an Eligible Loan under the Main Street Priority Loan Program as authorized under the Federal Reserve Act. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

B.Borrower and Bank have agreed to modify the Loan as required by the Federal Reserve and as provided in this Agreement.

Borrower and Bank agree as follows:

1.The definition of “Final Interest Capitalization Date” is hereby added to Section 1.1 of the Loan Agreement:

“Final Interest Capitalization Date” means December 14, 2021.

2.Section 2.1.1(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(b)Capitalization of Interest.  During the period from and including the Loan Origination Date until the Final Interest Capitalization Date, on the fourteenth day of each month accrued and unpaid interest will be added to the principal amount of the Loan. All accrued and unpaid interest that is so added to the principal amount of the Loan shall be Capitalized Interest and shall thereafter accrue interest at the Loan Interest Rate or the Default Rate, as applicable. Bank’s determination of the amount of interest and Capitalized Interest shall be final and conclusive, absent manifest error.

3.Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified by this Agreement. Except as specifically amended by this Agreement, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Agreement shall not be considered a novation. Sections 7, 8.9, and 8.10 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis, as if each such Section was set forth in full herein. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

EVO HOLDING COMPANY, LLC, a Delaware limited liability company

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

RITTER TRANSPORT, INC.,  a Maryland corporation

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

JOHN W. RITTER TRUCKING, INC., a Maryland corporation

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

JOHMAR LEASING COMPANY, LLC, a Maryland limited liability company

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

RITTER TRANSPORTATION SYSTEMS, INC., a Maryland corporation

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

GUARANTOR:

EVO TRANSPORTATION & ENERGY SERVICES, INC., a Delaware corporation

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

COMMERCE BANK OF ARIZONA, INC., an Arizona corporation

By: /s/ Jeremy Hodgson

Name: Jeremy Hodgson

Title: Senior Vice President

Signature Page to Modification Agreement